From: McCormick, Jody [mailto:JMcCormick@watrust.com]
Sent: Thursday, February 09, 2017 5:00 PM
To: 'amanda@natco.org' <amanda@natco.org>
Subject: Medallion Validaion

Amanda –

This is to confirm that WTB is unable to verify the Medallion Stamps on the Holms transaction.

Jody

Jody M. McCormick
Corporate Counsel - Commercial

717 W. Sprague Ave | Spokane, WA 99201
(509) 354-1048 (direct) | (509) 353-6969 (fax)
jmccormick@watrust.com